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                                                                     Exhibit 5.1


                               November 21, 1997



USN Communications, Inc.
10 S. Riverside Plaza, Suite 401
Chicago, Illinois  60606

               Re: USN Communications, Inc. Registration Statement on Form S-4 (No. 333-37621)

Ladies and Gentlemen:

          We have acted as special counsel to USN Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (No. 333-37621), as filed by the Company with the Securities and Exchange Commission (the "Commission") on October 10, 1997 (the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of $152,725,000 aggregate principal amount at maturity of the Company's 14-5/8% Series B Senior Discount Notes due 2004 (the "New Notes"), which are to be offered in exchange for an equivalent principal amount at maturity of the Company's currently outstanding 14-5/8% Senior Discount Notes due 2004 (the "Old Notes"), as more fully described in the Registration Statement. The New Notes will be issued pursuant to an indenture, dated as of August 15, 1997 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture, included as Exhibit 4.1 to the Registration Statement; (iii) the Amended
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USN Communications, Inc.
November __, 1997
Page 2


and Restated Certificate of Incorporation and the By-Laws of the Company, as presently in effect; and (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and exchange of the New Notes for the Old Notes and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

          We have also assumed that the execution and delivery by the Company of the Indenture and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) any law, rule or regulation to which the Company is subject, (except that we do not make the assumption set forth in this clause (ii) with respect to Delaware General Corporation Law and those laws, rules and regulations (other than securities and anti-fraud laws) of the States of New York and Illinois which, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, but without our having made any special investigation concerning any other laws, rules or regulations) (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
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USN Communications, Inc.
November __, 1997
Page 2


          Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the State of New York and, with respect to the Delaware General Corporation Law only, the State of Delaware. We have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

          Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that (i) when the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (ii) when the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, the issuance of the New Notes will have been duly authorized, and the New Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (I) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (II) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we express no opinion as to the enforceability of the waiver provisions contained in the Indenture.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                             Very truly yours,


                             /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)